EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 1998, in the Registration Statement (Form S-4 No. 333-0000) and related Prospectus of Midway Airlines Corporation for the registration and offer to exchange its Pass Through Certificates, Series 1998-1, with respect to the financial statements of Midway Airlines Corporation as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996.


                                                       /s/ Ernst & Young LLP



Raleigh, North Carolina
December 10, 1998